Exhibit 99.1

UniTek Global Services, Inc. Receives Nasdaq Notice of Non-Compliance

BLUE BELL, PA, April 17, 2013 — UniTek Global Services, Inc. (“UniTek” or the “Company”) (Nasdaq: UNTK), a premier provider of permanently outsourced infrastructure services to the telecommunications, broadband cable, wireless, transportation, public safety and satellite television industries, today announced that that on April 16, 2013 it received a letter from Nasdaq stating that the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1) because, as disclosed in the Company’s press release dated April 12, 2013, the Company did not timely file its Annual Report on Form 10-K for the year ended December 31, 2012. The notification of non-compliance has no immediate effect on the listing or trading of the Company’s common stock on the Nasdaq Global Market.

In the letter, Nasdaq noted that the Company’s April 12, 2013 Form 8-K stated that the Company’s previously issued consolidated financial statements as of and for the interim periods ended March 31, 2012, June 30, 2012 and September 29, 2012, the interim period ended October 1, 2011 and the fiscal year ended December 31, 2011 should no longer be relied upon, that the Company’s Audit Committee has been conducting an investigation, with the assistance of an outside independent counsel and a forensic accounting firm, into the improper accounting practices of the Company’s subsidiary, Pinnacle Wireless, and that, as a result of the investigation, the Company terminated several employees of the Company, including the Company’s Chief Financial Officer and Controller.

As a result of the violation of Nasdaq Listing Rule 5250(c)(1) and the matters addressed in the Company’s April 12, 2013 Form 8-K, the Nasdaq letter stated that the Company has until May 1, 2013 to submit a plan to regain compliance.  The Company intends to submit such a plan to Nasdaq in advance of that date.  If Nasdaq accepts the plan of compliance, it can grant an exception of up to 180 days after the applicable due date for the filing of the Form 10-K.  The Company believes it would be able to file the Form 10-K well within such a 180-day period.

About UniTek Global Services

UniTek Global Services is a provider of engineering, construction management and installation fulfillment services to companies specializing in the telecommunications, broadband cable, wireless, two-way radio, transportation, public safety and satellite industries. UniTek has created a scalable operating platform, enabling each UniTek subsidiary to deliver quality services to its Fortune 200 customers. www.unitekglobalservices.com.

Forward-Looking Statements

The statements in this press release that are not historical fact are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts, including but not limited to statements regarding the Company’s submission of a plan to regain compliance with Nasdaq listing standards and to file its Annual Report on Form 10-K for the year ended December 31, 2012. These statements are subject to uncertainties and risks including, but not limited to, operating performance, general financial, economic, and political conditions affecting the Company’s business and its target industries, the ability of the Company to perform its obligations under its contracts and agreements with customers and other risks contained in reports filed by the Company with the Securities and Exchange Commission, including in our Form 10-K for the year ended December 31, 2011. The words “may,” “could,” “should,” “would,” “believe,” “are confident,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “aspire,” and similar expressions are intended to identify forward-looking statements. All such statements are made in good faith by the Company pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company does not undertake to update any forward looking statement, whether written or oral, which may be made from time to time by or on behalf of the Company, except as may be required by applicable law or regulations.

Contact:

The Piacente Group, Inc. | Investor Relations

Lee Roth

212-481-2050

unitek@tpg-ir.com